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                                                                    EXHIBIT 23.2

                               FEINBERG & COMPANY
                              Fair Lawn, New Jersey



      We hereby consent to the inclusion in the Prospectus of this Amendment
No. 1 to the Registration Statement on Form SB-2 of our report dated June 15, 2000, on the financial statements of Pro Elite, Inc. as of February 29, 2000 and for the year then ended. We also consent to the related reference to our Firm under the caption "Experts" in the Prospectus of this Registration Statement.


                                                      /s/ FEINBERG & COMPANY
                                                     -----------------------
                                                     Feinberg & Company




Fair Lawn, New Jersey
December 18, 2001